UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAQs for Inside ExxonMobil

1.	What is a proxy contest?

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U.S. rules governing public companies enable an individual or group of shareholders who formally oppose management to seek shareholder proxy votes to approve a proposal(s) or, in this case, candidates for seats on the board of directors.

2.	What is Engine No. 1 and what are they trying to achieve?

•	Engine No. 1 is an investment fund formed in December 2020, which has a 0.02% stake in ExxonMobil. It has nominated four directors to oppose four of our director nominees.

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While Engine No. 1 has so far refused to provide any substantive details on their plans for the company they are urging deep spending cuts beyond those we’ve carefully made to improve our competitiveness, respond to the pandemic’s impact and preserve our industry-leading portfolio.

3.	Can I vote if I am an employee?

•	Only ExxonMobil shareholders are entitled to vote.

•	If you own shares, including through the company savings plan or an investment or brokerage firm, you will be contacted with information on how to vote.

4.	Why am I receiving a Blue Proxy Card / Voting Instruction Form and a White Proxy Card / Voting Instruction Form?

•	If you own shares through the company savings plan or with an investment or brokerage firm, you may receive a solicitation for your vote from either or both ExxonMobil and Engine No. 1.

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ExxonMobil is using the BLUE proxy card to solicit votes for the company’s director nominees and other important proposals at this year’s Annual Meeting of Shareholders. Separately, Engine No. 1 is soliciting votes for their director nominees using a white proxy card. We encourage you to support the company using the BLUE proxy card and discard Engine No. 1’s white card.

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U.S. Securities and Exchange Commission rules require separate proxy cards for contested elections and do not enable all director nominees to be listed on a single proxy card. To support ExxonMobil’s director nominees, shareholders should vote using the BLUE card.

5.	Should I vote?

•	Voting is entirely your decision; however, we strongly encourage you to vote using the BLUE proxy card to support the company’s director nominees and other proposals.

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We believe Engine No. 1’s plans would jeopardize our ability to grow earnings and cash to fund the dividends and invest in important future projects. Do not put your hard work and our business strategy at risk by accepting Engine No. 1’s proposal.

6.	Why am I receiving multiple Blue and White Proxy Cards / Voting Instruction Forms?

•	In addition to the proxy solicitation, ExxonMobil is mailing and emailing business updates and vote reminder letters to shareholders. Engine No. 1 may also send multiple communications.

7.	Can I submit multiple votes and can I change my vote?

•	Shareholders can change their votes by submitting new proxy cards as many times as they choose prior to the polls closing during the Annual Shareholder Meeting.

•	If you want to change your vote, you have the right to vote again.

•	Only the votes on your final proxy card will be counted.

8.	Has the ExxonMobil Board considered Engine No.1’s nominees?

•	Yes. Our board affairs committee met and considered the credentials, qualifications, skill sets and past experience of all the director candidates, including those from Engine No. 1.

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The committee found that none of the Engine No. 1 director candidates has the global experience, leadership qualifications and skill sets required for a company of ExxonMobil’s size and scope as we navigate the highly complex energy transition.

9.	When will we know the outcome of the vote?

•	All votes will be tallied and the results will be announced at the Annual Shareholder Meeting on May 26th.

10.	Why is there legal language with many of the communications being sent to employees?

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The U.S. Securities and Exchange Commission requires a company in a proxy contest to include legal language on communications to shareholders, and make them available to all shareholders by filing them on an SEC website.

11.	Where can I get additional information?

•	To learn more about our board of directors and how shareholders can vote at the annual meeting, please visit www.xomdrivingvalue.com, where you can also sign up for updates.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.